Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 15, 2024, relating to the consolidated financial statements of Walgreens Boots Alliance, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended August 31, 2024.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 29, 2025